    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 1997


                                                      REGISTRATION NO. 333-16805
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 4
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                          ELECTRONIC PROCESSING, INC.
                 (Name of small business issuer in its charter)

          MISSOURI                         7389                        48-1056429
(State or Other Jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
             of                   Classification Number)           Identification No.)
      Incorporation or
        Organization)
     Identification No.)

                               501 KANSAS AVENUE
                           KANSAS CITY, KANSAS 66105
                                 (913) 321-6392
         (Address and telephone number of principal executive offices)

                                 TOM W. OLOFSON
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               501 KANSAS AVENUE
                           KANSAS CITY, KANSAS 66105
                                 (913) 321-6392
 (Name, address, including zip code, and telephone number of agent for service)
                           --------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

       LEE R. PETILLON, ESQ.                  ROBERT C. LEVY, ESQ.                  MELODIE R. ROSE, ESQ.
       MARK T. HIRAIDE, ESQ.           SEIGFREID, BINGHAM, LEVY, SELZER &      WILLIAM K. SJOSTROM, JR., ESQ.
         PETILLON & HANSEN                             GEE                        FREDRIKSON & BYRON, P.A.
  21515 HAWTHORNE BOULEVARD, SUITE             2800 COMMERCE TOWER                 900 SECOND AVENUE SOUTH
                1260                             911 MAIN STREET                  1100 INTERNATIONAL CENTRE
     TORRANCE, CALIFORNIA 90503            KANSAS CITY, MISSOURI 64105          MINNEAPOLIS, MINNESOTA 55402
           (310) 543-0500                        (816) 421-4460                        (612) 347-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED MAXIMUM
                                                          PROPOSED MAXIMUM     AGGREGATE         AMOUNT OF
       TITLES OF EACH CLASS OF            AMOUNT TO BE     OFFERING PRICE       OFFERING        REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED (1)   PER SECURITY (2)     PRICE (2)            FEE
Common Stock, $0.01 par value.........     1,840,000           $3.75           $6,900,000          $2,091
Underwriter's warrant (3).............      160,000            $50.00             $50                --
Total.................................     2,000,000                           $6,900,050          $2,091

(1) Includes 240,000 shares of Common Stock which may be purchased by the Underwriter to cover over-allotments, if any.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(3) To be issued to the Underwriter.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II


ITEM 27.  EXHIBITS


  EXHIBIT
  NUMBER                                                  TITLE
-----------  ------------------------------------------------------------------------------------------------
     1.1     Form of Underwriting Agreement.+
     3.1     Articles of Incorporation, dated July 13, 1988 (previously filed with Exhibit 3.1).+
     3.1a    Amendment of Articles of Incorporation, dated August 10, 1988 (previously filed with Exhibit
              3.1).+
     3.1b    Amendment of Articles of Incorporation, dated October 31, 1995 (previously filed with Exhibit
              3.1).+
     3.1c    Amendment of Articles of Incorporation, dated April 1, 1996 (previously filed with Exhibit
              3.1).+
     3.2     Bylaws.+
     4.1     Form of Underwriter's Warrant.+
     4.2     Form of Common Stock Certificate.+
     4.3     1995 Stock Option Plan.+
     5.1     Opinion of Petillon & Hansen, a partnership of professional corporations.
    10.1     Agreement for Computerized Trustee Care Management System between the Company and NationsBank of
              Texas, N.A., dated November 22, 1993.+**
    10.2     Lease between T&J Investment Company and the Company, dated February 20, 1996.+
    10.3     Subordinated Note to Tom Olofson.+
    10.4     Loan Agreement between Industrial State Bank and the Company, dated June 17, 1996.+
    10.4a    Modification to Loan Agreement between Industrial State Bank and the Company, dated October 31,
              1996 (previously filed with Exhibit 10.4).+
    10.5     Loan Agreement between Industrial State Bank and the Company, dated June 8, 1994.+
    10.5a    Modification to Loan Agreement between Industrial State Bank and the Comapny, dated June 17,
              1996 (previously filed with Exhibit 10.5).+
    10.6     Loan Agreement between Industrial State Bank and the Company, dated June 8, 1994.+
    10.6a    Modification to Loan Agreement between Industrial State Bank and the Company, dated June 17,
              1996 (previously filed with Exhibit 10.6).+
    10.7     Loan Agreement between Citizens National Bank and the Company, dated June 18, 1996.+
    10.8     Form of Service Agreement between EPI and Trustee.+
    23.1     Consent of Baird, Kurtz & Dobson, Certified Public Accountants.+
    23.2     Consent of Petillon & Hansen (included in the opinion filed as Exhibit 5).
    23.3     Consent of W. Bryan Satterlee, Director Nominee.+
    24.0     Power of Attorney (included on signature page).
    27.0     Financial Data Schedule+


------------------------
+   Previously filed.

**  Confidential treatment requested.

ITEM 28.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

        (1) To provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

        (2) If the Registrant requests acceleration of the effective date of the Registration Statement under Rule 461 under the Securities Act, the Registrant acknowledges that:

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (3) That, for purposes of determining any liability under the Securities Act, the Registrant will treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

        (4) That for determining any liability under the Securities Act, the Registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Kansas, on the 3rd day of February, 1997.


                                Electronic Processing, Inc.

                                By:              /s/ TOM W. OLOFSON
                                     -----------------------------------------
                                                   Tom W. Olofson
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tom W. Olofson, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


                 SIGNATURE                                       TITLE                               DATE
--------------------------------------------  --------------------------------------------  ----------------------

             /s/ TOM W. OLOFSON               Chief Executive Officer; Chairman of the
     ----------------------------------        Board; President (Principal Executive              February 3, 1997
               Tom W. Olofson                  Officer)
            /s/ NANCI R. TRUTNA               Vice President -- Finance (Principal
     ----------------------------------        Financial Officer and Principal Accounting         February 3, 1997
              Nanci R. Trutna                  Officer)

         /s/ CHRISTOPHER E. OLOFSON
     ----------------------------------       Chief Operating Officer; Executive Vice             February 3, 1997
           Christopher E. Olofson              President; Director

             /s/ ROBERT C. LEVY
     ----------------------------------       Director                                            February 3, 1997
               Robert C. Levy